BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2011

Natick, MA (April 20, 2011) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the first quarter ended March 31, 2011, as well as net sales and earnings per share (EPS) guidance for the second quarter and updated guidance for the full year 2011. The Company exceeded its adjusted EPS guidance range for the quarter and raised adjusted EPS guidance for the full year 2011. First quarter GAAP results included a previously anticipated gain recognized on the sale of the Neurovascular business of $759 million pre-tax ($530 million after-tax), net of separation costs. In addition, primarily due to a reduction in the estimated size of the U.S. Cardiac Rhythm Management (CRM) market, which led to lower projected U.S. CRM results compared to prior forecasts, the Company also recorded a $723 million (pre- and after-tax) estimated goodwill impairment charge associated with its U.S. CRM business unit during the quarter. As a result, GAAP EPS for the first quarter of 2011 was below previous guidance, and the Company's updated full year GAAP EPS guidance reflects this charge. The amount of the goodwill impairment charge is subject to finalization and is estimated to range between $650 million and $800 million.

First quarter highlights:

•
Achieved sales of $1.925 billion, at the high end of the Company's previous guidance range, and adjusted EPS of $0.22, exceeding previous guidance; reported GAAP earnings of $0.01 per share, lower than previous guidance due primarily to the impact of a $0.47 per share goodwill impairment charge.

•
Maintained leadership position in the drug-eluting stent market with a worldwide share of 36 percent and U.S. share of 46 percent (each excluding a negative one-share point impact of product transition reserves), and continued to grow PROMUS Element™ sales, with a European market share of more than 25 percent during the quarter.

•	Filed a U.S. pre-market approval application with the FDA for the PROMUS Element Everolimus-Eluting Platinum Chromium Coronary Stent System, following positive PLATINUM clinical trial results.

•
Increased worldwide Neuromodulation sales 14 percent, Endoscopy sales 8 percent, Urology/Women's Health sales 5 percent, and Peripheral Interventions (PI) sales 4 percent all on a constant currency basis, on the strength of new product introductions and continued adoption.

•
Continued to realign the product portfolio as part of the Company's POWER strategy, strengthening our PI franchise with the announcement of the acquisitions of S.I. Therapies and ReVascular Therapeutics.

•	Reduced gross debt obligations to $4.7 billion with prepayments of $500 million during the quarter and an additional $250 million of term loan debt in April.

“Despite an increasingly challenging U.S. CRM market and the resulting goodwill implications, we had several notable accomplishments during the quarter that illustrate progress toward the achievement of strategic milestones,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific. “Our sales were at the high end of our projected range, we benefited from our cost-reduction initiatives, and we continue to aspire to double-digit EPS growth in the near term. Our increased financial flexibility has enabled us to reduce debt, expand our Emerging Markets footprint and complete six acquisitions in the past six months.”

Net sales for the first quarter of 2011 were $1.925 billion, as compared to net sales of $1.960 billion for the first quarter of 2010, a decrease of 2 percent. Excluding the impact of foreign currency and sales from divested businesses, net sales decreased 1 percent as compared to the prior period.

Worldwide CRM net sales for the first quarter - on a reported basis - were as follows:

(in millions)	U.S.			International		Worldwide
	Q1 2011	Q1 2010		Q1 2011	Q1 2010	Q1 2011	Q1 2010
Defibrillator systems	$266	$246	*	$151	$144	$417	$390
Pacemaker systems	73	80		69	68	142	148
Total CRM products	$339	$326		$220	$212	$559	$538

*
Q1 2010 sales of the Company's implantable cardioverter defibrillator systems in the U.S. included an estimated $72 million negative impact associated with being off the market for a portion of Q1 2010 due to the ship hold and product removal actions related to these products.

Worldwide coronary stent system net sales for the first quarter - on a reported basis - were as follows:

(in millions)	U.S.		International		Worldwide
	Q1 2011	Q1 2010	Q1 2011	Q1 2010	Q1 2011	Q1 2010
Drug-eluting stent systems	$184	$210	$195	$197	$379	$407
Bare-metal stent systems	9	12	21	25	30	37
Total coronary stent systems	$193	$222	$216	$222	$409	$444

On a GAAP basis, net income for the first quarter of 2011 was $20 million, or $0.01 per share. These results included a goodwill impairment charge, acquisition- and divestiture-related net credits, restructuring-related charges, discrete tax items and amortization expense, for total net charges of $316 million, or $0.21 per share, which consisted of:

•	a $723 million estimated goodwill impairment charge, on both a pre-tax and after-tax basis, related to the Company's U.S. CRM business unit;

•
$29 million, on both a pre-tax and after-tax basis, of acquisition-related net credits, consisting of gains on previously held equity interests, partially offset by integration costs, due diligence and other fees, inventory step-up adjustments, and contingent consideration expense;

•	a $530 million ($759 million pre-tax) gain associated with the closing of the sale of the Company's Neurovascular business to Stryker, net of separation costs;

•	$34 million ($50 million pre-tax) of restructuring charges associated with the Company's 2010 Restructuring plan and Plant Network Optimization program;

•	$4 million of discrete tax items related to certain tax positions taken in a prior period; and

•	$114 million ($132 million pre-tax) of amortization expense.

Adjusted net income for the first quarter of 2011, excluding these net charges, was $336 million, or $0.22 per share.

On a GAAP basis, net loss for the first quarter of 2010 was $1.589 billion, or $1.05 per share, and was driven primarily by a goodwill impairment charge related to the Company's U.S. CRM business unit. Reported results included goodwill and intangible asset impairment charges; acquisition-, divestiture-, and restructuring-related net charges and amortization expense (after-tax) of $1.840 billion, or $1.21 per share. Adjusted net income for the first quarter of 2010, excluding these net charges, was $251 million, or $0.16 per share.

Guidance for Second Quarter and Full Year 2011

The Company estimates net sales for the second quarter of 2011 in a range of $1.92 to $2.0 billion. Compared to net sales for the second quarter of 2010, this range assumes a $46 million negative impact from the divestiture of the Neurovascular business. The Company estimates earnings on a GAAP basis in a range of $0.05 to $0.08 per share. Adjusted earnings, excluding acquisition-, divestiture- and restructuring-related net charges and amortization expense, are estimated in a range of $0.12 to $0.15 per share. Recent acquisitions are expected to dilute second quarter 2011 adjusted earnings by approximately $0.01 per share as compared to the prior year, and the divestiture of the Neurovascular business is expected to dilute second quarter 2011 adjusted earnings by $0.01 per share.

The Company now estimates net sales for the full year 2011 in a range of $7.6 to $7.9 billion. Compared to full year 2010 net sales, this range now assumes a $212 million negative impact from the divestiture of the Neurovascular business. Recent acquisitions are not expected to contribute to 2011 sales. The Company now estimates earnings on a GAAP basis in a range of $0.15 to $0.27 per share. Adjusted earnings, excluding goodwill impairment charges; acquisition-, divestiture, and restructuring-related net credits; discrete tax items; and amortization expense, are being raised by $0.08 from previous guidance of $0.50 to $0.60 per share to an estimated range of $0.58 to $0.68 per share. Recent acquisitions are now expected to dilute 2011 adjusted earnings by approximately $0.03 to $0.04 per share as compared to the prior year, and the divestiture of the Neurovascular business is expected to dilute 2011 adjusted earnings by approximately $0.05 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Thursday, April 21. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the second quarter and full year 2011, including expected impacts of acquisitions and the Neurovascular divestiture; our financial performance; the market for our products, including the U.S. CRM market; regulatory compliance; clinical trial results; new product introductions and the market acceptance of those products; our market position; our presence in emerging markets; the strength of our balance sheet; write-down of goodwill and other asset impairments; our capacity to generate sufficient cash flow to fund acquisitions and other investments, and our ability to successfully integrate them into our business; our ability to successfully separate our Neurovascular business; our ability to reduce our debt obligations; our ability to achieve aspirational goals, including near team EPS growth; our ability to execute our POWER strategy; and our restructuring activities.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; the market for our products, including the U.S. CRM market; pricing environment; procedural volumes; clinical trial results; demographic trends; intellectual property rights and related and other litigation; financial market conditions; the effect of our goodwill impairment charges and our restructuring initiatives; integration of acquired companies; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:	Erik Kopp
508-650-8660 (office)
Media Relations
Boston Scientific Corporation
erik.kopp@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
in millions, except per share data	2011	2010

Net sales	$1,925	$1,960
Cost of products sold	631	663
Gross profit	1,294	1,297

Operating expenses:
Selling, general and administrative expenses	596	628
Research and development expenses	212	253
Royalty expense	51	51
Amortization expense	132	128
Goodwill impairment charge	723	1,848
Intangible asset impairment charges		60
Contingent consideration expense	6
Acquisition-related milestone		(250)
Restructuring charges	38	65
Gain on divestiture	(760)
	998	2,783
Operating income (loss)	296	(1,486)

Other income (expense):
Interest expense	(75)	(93)
Other, net	26	4
Income (loss) before income taxes	247	(1,575)
Income tax expense	227	14
Net income (loss)	$20	$(1,589)

Net income (loss) per common share - basic	$0.01	$(1.05)
Net income (loss) per common share - assuming dilution	$0.01	$(1.05)

Weighted-average shares outstanding
Basic	1,526.5	1,514.5
Assuming dilution	1,536.3	1,514.5

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
in millions, except share data	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$595	$213
Trade accounts receivable, net	1,336	1,320
Inventories	899	894
Deferred income taxes	405	429
Assets held for sale	7	576
Prepaid expenses and other current assets	327	183
Total current assets	3,569	3,615

Property, plant and equipment, net	1,708	1,697
Goodwill	9,722	10,186
Other intangible assets, net	6,806	6,343
Other long-term assets	239	287
	$22,044	$22,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$254	$504
Accounts payable	217	184
Accrued expenses	1,300	1,626
Other current liabilities	269	295
Total current liabilities	2,040	2,609

Long-term debt	4,670	4,934
Deferred income taxes	1,988	1,644
Other long-term liabilities	2,003	1,645

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares, issued 1,528,206,257 shares as of March 31, 2011 and	15	15
1,520,780,112 shares as of December 31, 2010
Additional paid-in capital	16,249	16,232
Accumulated deficit	(4,802)	(4,822)
Other stockholders' deficit	(119)	(129)
Total stockholders' equity	11,343	11,296
	$22,044	$22,128

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31,
	2011		2010
		Impact	Net	Impact
	Net	per diluted	(loss)	per diluted
in millions, except per share data	income	share	income	share
GAAP net income (loss)	$20	$0.01	$(1,589)	$(1.05)
Non-GAAP adjustments:
Goodwill impairment charge	723	0.47	1,848	1.22	*
Intangible asset impairment charges			51	0.03	*
Acquisition-related net credits	(29)	(0.01)	(216)	(0.14)	*
Divestiture-related net credits	(530)	(0.34)
Restructuring-related charges	34	0.02	56	0.03	*
Discrete tax items	4	0.00
Amortization expense	114	0.07	101	0.07	*
Adjusted net income	$336	$0.22	$251	$0.16

* Assumes dilution of 9.7 million shares for the three months ended March 31, 2010 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
in millions	March 31,
	2011	2010
Goodwill impairment charge:
Goodwill impairment charge	$723	$1,848
Income tax benefit (a)
Goodwill impairment charge, net of tax	$723	$1,848

Intangible asset impairment charges:
Intangible asset impairment charges		$60
Income tax benefit (a)		(9)
Intangible asset impairment charges, net of tax		$51

Acquisition-related net credits:
Contingent consideration expense	$6
Acquisition-related milestone		$(250)
Acquisition-related costs (b)	2
Inventory step-up adjustment (c)	1
Gain on previously held equity interests (d)	(38)
	(29)	(250)
Income tax expense (a)		34
Acquisition-related net credits, net of tax	$(29)	$(216)

Divestiture-related net credits:
Gain on divestiture	$(760)
Divestiture-related costs (c)	1
	(759)
Income tax expense (a)	229
Divestiture-related net credits, net of tax	$(530)

Restructuring-related charges:
Restructuring charges	$38	$65
Restructuring-related charges (e)	12	15
	50	80
Income tax benefit (a)	(16)	(24)
Restructuring-related charges, net of tax	$34	$56

Discrete tax items:
Income tax expense (a)	$4

Amortization expense:
Amortization expense	$132	$128
Income tax benefit (a)	(18)	(27)
Amortization expense, net of tax	$114	$101

(a)     Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."
(b)     Recorded to selling, general and administrative expenses.
(c)     Recorded to cost of products sold.
(d)     Recorded to other, net.
(e)     In the first quarter of 2011, recorded $10 million to cost of products sold and $2 million to selling, general and administrative expenses. In the first quarter of 2010, recorded $14 million to cost of products sold and $1 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
in millions	2011	2010	Basis	Basis
		(restated)
United States	$1,023	$1,036	(1)%	(1)%

EMEA	453	449	1%	1%
Japan	234	226	4%	(6)%
Inter-Continental	181	160	13%	6%
International	868	835	4%	0%

Subtotal	1,891	1,871	1%	(1)%

Divested Businesses	34	89	N/A	N/A

Worldwide	$1,925	$1,960	(2)%	(3)%

			Change
	Three Months Ended		As Reported	Constant
	March 31,		Currency	Currency
in millions	2011	2010	Basis	Basis
		(restated)
Cardiac Rhythm Management	$559	$538	4%	3%

Interventional Cardiology	635	690	(8)%	(10)%
Peripheral Interventions	176	165	7%	4%
Cardiovascular Group	811	855	(5)%	(7)%

Electrophysiology	37	38	(3)%	(4)%

Endoscopy	287	260	10%	8%

Urology/Women's Health	120	112	6%	5%

Neuromodulation	77	68	14%	14%

Subtotal	1,891	1,871	1%	(1)%

Divested Businesses	34	89	N/A	N/A

Worldwide	$1,925	$1,960	(2)%	(3)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q1 2011 Net Sales as compared to Q1 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(13)	$(13)

EMEA	4	3	$1
Japan	8	(14)	22
Inter-Continental	21	11	10
International	33	0	33

Subtotal	20	(13)	33

Divested Businesses	(55)	(55)	0

Worldwide	$(35)	$(68)	$33

	Q1 2011 Net Sales as compared to Q1 2010
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Cardiac Rhythm Management	$21	$15	$6

Interventional Cardiology	(55)	(69)	14
Peripheral Interventions	11	7	4
Cardiovascular Group	(44)	(62)	18

Electrophysiology	(1)	(2)	1

Endoscopy	27	21	6

Urology/Women's Health	8	6	2

Neuromodulation	9	9	0

Subtotal	20	(13)	33

Divested Businesses	(55)	(55)	0

Worldwide	$(35)	$(68)	$33

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q2 2011 Estimate		Full Year 2011 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.05	$0.08	$0.15	$0.27

Goodwill impairment charge			0.47	0.47
Estimated acquisition-related net charges	0.01	0.01	0.00	0.00
Estimated divestiture-related net charges (credits)	0.00	0.00	(0.34)	(0.35)
Estimated restructuring-related charges	0.01	0.01	0.06	0.05
Discrete tax items			0.00	0.00
Estimated amortization expense	0.05	0.05	0.24	0.24

Adjusted results	$0.12	$0.15	$0.58	$0.68

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP measure most directly comparable to adjusted net income is GAAP net income and the GAAP measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most directly comparable to this non-GAAP measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its reportable segments' measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker and are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the corresponding GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific's investors to understand the Company's operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months ended March 31, 2011 and 2010 and for the forecasted three month period ending June 30, 2011 and full year ending December 31, 2011, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share

•
Goodwill and other intangible asset impairment charges - These amounts represent non-cash write-downs of the Company's goodwill balance attributable to its U.S. Cardiac Rhythm Management business, as well as certain intangible assets balances. Management removes the impact of these charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and pay down debt. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

•
Acquisition-related (credits) charges - These adjustments consist of (a) acquisition-related gains on previously held equity interests, (b) contingent consideration expense, (c) a gain on an acquisition-related milestone receipt, (d) due diligence, other fees and exit costs, and (e) an inventory step-up adjustment. The acquisition-related gain associated with previously held equity interests is a non-recurring benefit associated with recent acquisitions. Contingent consideration expense is a non-cash charge representing accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. The acquisition-related gain resulted from a receipt related to Guidant Corporation's sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories, and is not indicative of future operating results. Due diligence, other fees and exit costs include legal, tax and other one time expenses associated with recent acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a non-cash charge related to acquired inventory directly attributable to recent acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Divestiture-related (credits) charges - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gain is not indicative of future operating performance and is not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Restructuring and restructuring-related costs - These adjustments represent primarily severance, fixed asset write-offs, costs to transfer production lines from one facility to another, and other costs associated with the Company's 2010 Restructuring plan, Plant Network Optimization program and 2007 Restructuring plan. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and for comparison to the Company's past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Foreign Exchange

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and comparison to the Company's past operating performance.

Adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of foreign exchange are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.